UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Registered                                                      CUSIP:__________
No. FXRA-________
                               Dean Foods Company
                       Senior Medium-Term Note, Series A
                                  (Fixed Rate)

PRINCIPAL AMOUNT AND CURRENCY OR     STATED MATURITY DATE:
CURRENCY UNIT:
                                     RECORD DATE(S):
DENOMINATIONS (IF OTHER THAN U.S.
DOLLARS OR THE U.S. DOLLAR           REDEMPTION DATE(S):
DENOMINATIONS SET FORTH ON THE
REVERSE):                            REDEMPTION PERCENTAGE(S):

OPTION TO RECEIVE PAYMENTS IN        REDEMPTION DATE(S) (OPTION OF HOLDER):
SPECIFIED
CURRENCY:                            REDEMPTION PERCENTAGE(S) (OPTION OF
                                     HOLDER):
     YES:_____  NO:_____
                                     NOTICE PERIOD:
ISSUE DATE:
                                     ORIGINAL ISSUE DISCOUNT SECURITY:
INTEREST RATE:                       If applicable, the following will be
                                     completed solely for the purpose of
INTEREST PAYMENT DATE(S):            applying the United States federal income
                                     tax original issue discount ("OID") rules:
COMPUTATION PERIOD:
                                     TOTAL AMOUNT OF OID:
DEPOSITARY:
   The Depository Trust Company      YIELD TO MATURITY:

EXCHANGE RATE AGENT:                 INITIAL ACCRUAL PERIOD OID:

OTHER PROVISIONS:
- --------------------------------------------------------------------------------

     DEAN FOODS COMPANY, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to: Cede & Co., or registered assigns, the principal amount specified above (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency") on the Stated Maturity specified above and to pay interest thereon (computed, unless a different Computation Period is specified above, on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor
Note) has been paid or duly provided for to but excluding the relevant Interest Payment Date, on the Interest Payment Date(s) specified above in each year (each an "Interest Payment Date") and at Maturity, at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment; provided, that unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Company will make all such payments in U.S. dollars in amounts determined as set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on the Record Date specified above next preceding such Interest Payment Date; provided, that interest payable at Maturity shall be payable to the same Person to whom principal on this Note is payable; and provided further, that if the Issue Date is after a Record Date and less than 15 calendar days before the next succeeding Interest Payment Date, the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date next preceding such second Interest Payment Date.

     Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a subsequent record date fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders not less than 15 days prior to such subsequent record date. Payment of the principal of (and premium, if any, on) this Note and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, that payment of the principal of (and premium, if any) and interest on this Note due at Maturity will be made in immediately available funds at such office or agency if this Note is presented in time for the Trustee (or a duly authorized paying agent) to make such payments in such funds in accordance with its normal procedures; provided further, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such Person's address appearing in the Security Register; and provided, further, that if this Note is denominated in a Specified Currency, and the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments, and the Exchange Rate Agent is able to convert such payments as provided below and the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then (i) the payment of interest on this Note will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn on a bank office located outside the United States and mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) the payment of principal (and premium, if any) and interest due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency upon presentation of this Note to the Trustee (or a duly authorized paying agent) in time for such wire transfer to be made by the Trustee (or such paying agent) in accordance with its normal procedures. Notwithstanding the foregoing,
(a) the Depositary, as holder of this Note, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a holder of U.S. $10 million (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes represented by a certificate and having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the Trustee (or paying agent); provided, that such request is received not later than 25 calendar days prior to the applicable Interest Payment Date.

     Unless otherwise specified above, if this Note is denominated in a Specified Currency, the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its principal corporate trust office referred to above on or prior to the relevant Record Date or the sixteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable or other form of facsimile transmission. The Holder may elect to receive payment in the Specified Currency for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election shall remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Record Date or at least sixteen days prior to Maturity, as the case may be. Additional provisions of this Note are set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                        DEAN FOODS COMPANY
DATED:
                                        By:___________________________________
                                              Chairman of the Board and
This is one of the Securities of the          Chief Executive Officer
series designated herein referred to
in the within-mentioned Indenture.







BANK OF AMERICA ILLINOIS,
as Trustee

By:________________________________     Attest:_______________________________
           Authorized Signature                       Secretary

                               DEAN FOODS COMPANY
                       Senior Medium-Term Note, Series A

     This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more Series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular Series, issued and to be issued under and pursuant to an Indenture dated as of January 15, 1995 (herein called the "Indenture"), duly executed and delivered by the Company to Bank of America Illinois, as Trustee (the "Trustee"), and is one of a Series limited in aggregate principal amount to $200,000,000 (or if Securities of this Series are to be Original Issue Discount Securities or are to be denominated in one or more Specified Currencies, such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $200,000,000). The Securities of this Series may be issued from time to time in various principal amounts and currencies or currency units, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Securities of this Series).

     The Securities are general, direct, unconditional and unsecured obligations of the Company and will rank pari passu with all other unsecured and
                             ---- -----
unsubordinated indebtedness of the Company.

     If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Note, upon the redemption or acceleration of Maturity of this Note there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Security. The "Amortized Face Amount" shall be the amount equal to the product of (a) the aggregate principal amount of such Note multiplied by
(b) the sum of (i) the issue price of this Note (as defined below and expressed as a percentage of the aggregate principal amount) plus (ii) the original issue discount amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due at the Stated Maturity hereof. As used in the previous sentence "issue price" means the principal amount due at the Stated Maturity hereof less the Total Amount of OID of this Note specified on the face hereof and the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity of the issue price and such principal amount.

     If this Note is denominated in a Specified Currency, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof, the Holder of this Note shall receive payments of principal (and premium, if any) and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Trustee) at approximately 11:00 A.M., New York City time, on the second Business Day with respect to this Note preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency and scheduled to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York and (i) with respect to LIBOR Notes (as defined below), is also a London Banking Day, (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or ECUs, in the principal financial center of the country of the Specified Currency, (iii) with respect to Notes denominated in Australian dollars, in Sydney and (iv) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris. "London Banking Day" means any day on which dealings in deposits in the Index Currency specified on the face hereof are transacted in the London interbank market. All currency exchange costs in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Note by deductions from such payments. If such bid quotations are not available, or if a Specified Currency Payment Election has been made with respect to such payments, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, that if such Specified Currency (or, if applicable, such other coin or currency) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the Market
Exchange Rate (as defined below) for such Specified Currency (or, if applicable, such other coin or currency) on the date of such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated herein.

     If one or more Redemption Dates (or range(s) of Redemption Dates) is specified on the face hereof, this Note is subject to redemption on any such date (or during any such range) upon not less than 30 or more than 60 days' notice by mail, on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole, or from time to time in part, at the election of the Company, at a Redemption Price determined as provided in this paragraph, together with interest accrued to but excluding the Redemption Date, but any interest payment due on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Securities) of record at the close of business on the Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

     If one or more Redemption Dates (Option of Holder) (or range(s) of Redemption Dates) is specified on the face hereof, this Note is subject to redemption on any such date (or during any such range) or, if such date is not a Business Day, on the first Business Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in this paragraph, together with interest accrued to but excluding the Redemption Date, but interest payments due on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Securities) of record at the close of business on the Record Dates referred to on the face hereof, all as provided in the Indenture. Such election shall be effected by the Holder hereof delivering to the Company at the principal corporate trust office of the Trustee (or duly authorized paying agent) in The City of New York, not less than 30 nor more than 60 days prior to the date on which this Note is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below and specifying the date upon which this Note is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Note with the form entitled "Option to Elect Redemption" set forth at the end of this Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities
Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Note, the principal amount of this Note to be redeemed, the certificate number or a description of the terms of this Note, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled "Option to Elect Redemption" below will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. If applicable, the "Redemption Price" for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this
Note is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with interest accrued thereon to but excluding the Redemption Date.

     Notice of redemption having been given as aforesaid, this Note (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest. In the case of any partial redemption at the election of the Company of Securities of this Series of like tenor and terms, the Company shall give the Trustee written notice, at least 60 days (or such shorter period acceptable to the Trustee) in advance of the Redemption Date as to the aggregate principal amount to be redeemed, and the Securities to be redeemed shall be selected by the Trustee in such manner as the Trustee shall deem appropriate and fair and which may provide for the selection for redemption of portions of the principal amount of Securities. If less than all the Securities of this Series of unlike tenor and terms are to be redeemed, the particular Securities to be redeemed shall be selected by the Company. In the event of any redemption of this Note in part only, a new Security or Securities of this Series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall not be less than the minimum denomination of this Note.

     If an Event of Default shall have occurred and be continuing with respect to the Securities of any Series, unless the principal of all of the Securities of such Series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding, may declare the entire principal of (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof), and premium, if any, on all of the Securities of such Series then Outstanding and the interest accrued thereon to be due and payable immediately in the manner and with the effect provided in the Indenture. Prior to a declaration of acceleration of the Maturity of any Securities of any Series, the Holders of not less than a majority in aggregate principal amount of the Securities of such Series then Outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing may on behalf of the Holders of all of the Securities of such Series waive any past default or breach or Event of Default and its consequences, except a default or breach or Event of Default in the payment of principal of (or, in the case of Original Issue Discount Securities, the Amortized

Face Amount thereof), or premium, if any, or interest on any Security of such Series. Upon any such waiver, such default or breach shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured with the effect provided in the Indenture but no such waiver shall extend to any subsequent or other default or breach or Event of Default or impair any right consequent on such subsequent default or breach or Event of Default.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding of all Series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities and no amendment or modification may, among other things, extend the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon without the consent of the Holder of each Security so affected or reduce the aforesaid majority in aggregate principal amount of Securities of any Series, the consent of the Holders of which is required for any such amendment or modification, without the consent of the Holders of all Securities of each affected Series.

     Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof), and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein, transfer of this Note is registrable on the Security Register, upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, or such other offices or agencies as the Company may designate, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of Authorized Denomination, of the same series and of like aggregate principal amount at Stated Maturity. "Authorized Denominations" means, unless otherwise specified on the face hereof, (i) with respect to Notes denominated in U.S. dollars, $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and (ii) with respect to Notes denominated in foreign or composite currencies, the equivalent of $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, that in the case of ECU's, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Securities of the same terms as this Note and of Authorized Denominations.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or this Note or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder hereof and as part of the consideration for the issue of this Note.

     No service charge will be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in relation thereto.

     All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM     - as tenants in common
     TEN ENT     - as tenants by the entireties
     JT TEN      - as joint tenants with right of survivorship and not as
                   tenants in common
     UNIF GIFT MIN
      ACT        - _____________ Custodian _______________
                    (Custodian)                (minor)
                 Under Uniform Gifts to Minor Act (_______________)
                                                       (State)

     Additional abbreviations may also be used though not in the above list.


                                ASSIGNMENT FORM


                  To assign this Note, fill in the form below:

     I or we assign and transfer this Note to


                 Insert assignee's soc. sec. or tax I.D. no.

- -------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
and irrevocably appoint________________________________________________________

- -------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
- -------------------------------------------------------------------------------

Dated:________________                      ___________________________________
                                            ___________________________________


     NOTICE:   The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a member of a recognized Medallion Program approved by the Securities Transfer Association Inc.

                           OPTION TO ELECT REDEMPTION


     The undersigned hereby irrevocably requests and instructs Dean Foods Company to redeem the within Note (or portion thereof specified below) pursuant to its terms by payment of the Redemption Price to the undersigned at

- -------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

     If less than the entire principal amount of the within Note is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:

___________________________________; specify the denomination or denominations (which shall not be less than the minimum Authorized Denomination) of the Securities to be issued to the Holder for the portion of the within Note not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):

- -------------------------------------------------------------------------------

Dated:__________________                      _________________________________
                                              _________________________________

     NOTICE:   This signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatever and must be guaranteed by a member of a recognized Medallion Program approved by the Securities Transfer Association Inc.